Exhibit 10.2

AMENDMENT NO. 1 TO MASTER REVOLVING NOTE

This Amendment No. 1 to Master Revolving Note (“Amendment”) is executed, delivered and made effective as of October 16, 2024 (“Amendment Effective Date”) by and between SENSUS HEALTHCARE, INC., a Delaware corporation (singularly and collectively, if more than one party, “Borrower”), and COMERICA BANK, a Texas banking association (“Bank”).

(a) Borrower executed a Master Revolving Note in favor of Bank, dated September 11, 2023, in the original stated principal amount of $10,000,000.00 (the “Note”).

(b) Borrower and Bank have agreed to amend the terms of the Note as provided in this Amendment.

NOW, THEREFORE, Borrower and Bank agree as follows:

1. Capitalized Terms. All the terms used in this Amendment which are defined in the Note shall have the same meaning as used in the Note, unless otherwise defined in this Amendment.

2. Amendments to Note. The Note is amended as follows:

(a) The sub-title as set forth on the top of page one of the Note is hereby revised from “Demand – Obligatory Advances (Business and Commercial Loans Only)” to “Maturity Date – Obligatory Advances (Business and Commercial Loans Only)”.

(b) The Maturity Date as set forth on the top of page one of the Note is hereby revised from “ON DEMAND” to “November 1, 2026”.

(c) Effective on October 16, 2024, the face amount of the Note is increased from $10,000,000.00 to $15,000,000.00.

(d) Section 1 of the Note is hereby amended and restated in its entirety as follows:

“1. Promise to Pay. On or before the Maturity Date, FOR VALUE RECEIVED, SENSUS HEALTHCARE, INC., a Delaware corporation (singularly and collectively, if more than one party, “Borrower”), promises to pay to the order of COMERICA BANK (herein called "Bank"), at any office of Bank in the Applicable State, the principal sum of FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000.00), or so much of said sum as has been advanced and is then outstanding under this Note, together with all accrued and unpaid interest thereon and all other amounts due Bank hereunder.”

(e) Section 2.1 of the Note is hereby amended and restated in its entirety as follows:

“2.1. Payment Date; Computation Period. Accrued and unpaid interest on the unpaid principal balance of each outstanding Advance hereunder shall be payable monthly, in arrears, on the first Business Day of each month, from the date made until the same is paid in full (whether in accordance with the terms hereof, by acceleration, or otherwise). Interest accruing hereunder shall be computed on the basis of a 360-day year and shall be assessed for the actual number of days elapsed, and in such computation, effect shall be given to any change in the Applicable Interest Rate as a result of any change in the interest rate on the date of each such change.”

(f) Section 2.3 of the Note is hereby amended and restated in its entirety as follows:

“2.3 Default Rate; Late Payments. From and after the occurrence of any Default hereunder, and so long as any such Default remains unremedied or uncured thereafter, the Indebtedness outstanding under this Note shall bear interest at a per annum rate of three percent (3%) above the otherwise Applicable Interest Rate, which interest shall be payable upon demand. In addition to the foregoing, a late payment charge equal to five percent (5%) of each late payment hereunder may be charged on any payment not received by Bank within ten (10) calendar days after the payment due date therefor, but acceptance of payment of any such charge shall not constitute a waiver of any Default hereunder.”

(g) Section 2.9 of the Note is hereby amended and restated in its entirety as follows:

“2.9 [Reserved].”

(h) Section 3.4 of the Note is hereby amended and restated in its entirety as follows:

“3.4. Requests for Advances. Subject to Section 3.2, Borrower may make a Request hereunder, subject to the following: (a) no Default, or any condition or event which, with the giving of notice or the running of time, or both, would constitute a Default, shall have occurred and be continuing or will exist upon the making of the requested Advance; (b) Borrower shall deliver to Bank each such Request duly completed and executed by Borrower setting forth the information required on the Request form attached hereto as Exhibit “A” by the Applicable Time, three (3) Business Days prior to the proposed effective date of the requested Advance (or a shorter period if agreed to by Bank in its sole discretion), which date must be a Business Day; (c) after giving effect to the requested Advance, the aggregate unpaid principal amount of Advances outstanding under this Note shall not exceed the Loan Amount; and (d) a Request, once delivered or submitted to Bank, shall not be revocable by Borrower.”

(i) The definition of “Daily Adjusting Term SOFR Rate” as set forth in Section 9 of the Note is hereby amended and restated in its entirety as follows:

““Daily Adjusting Term SOFR Rate” means, for any day, the rate per annum equal to the Term SOFR Screen Rate at or about 8:00 a.m. (Detroit, Michigan time) (or as soon thereafter as practical) on such day with a term of one (1) month; provided that, except for a determination by Bank pursuant to Section 5.2 or Section 5.3 herein, if such rate is not published on such determination date then the rate will be the Term SOFR Screen Rate on the first Business Day immediately prior thereto; provided, however, and notwithstanding anything to the contrary set forth in this Note, if at any time the Daily Adjusting Term SOFR Rate would otherwise be less than zero percent (0%) per annum, then the Daily Adjusting Term SOFR Rate shall be deemed to be zero percent (0%) per annum for all purposes of this Note.”

3. Stamp Tax. Florida documentary stamp tax required by law has been paid or will be paid directly to the Florida Department of Revenue, Certificate of Registration Number 60-8013161004-6.

4. No Other Changes. Except as specifically provided in this Amendment, it does not vary the terms and provisions of the Note or of any of the other Loan Documents. This Amendment shall not impair the rights, remedies, and security given in and by the Loan Documents. The terms of this Amendment shall control any conflict between its terms and those of the Note. On and after the Amendment Effective Date, each reference in the Note and the Loan Documents to the Note shall mean the Note as amended by this Amendment, and this Amendment shall be deemed to be one of the Loan Documents.

5. Further Modification; No Reliance. This Amendment may be altered or modified only by written instrument duly executed by Borrower and Bank. In executing this Amendment, Borrower is not relying on any promise or commitment of Bank that is not in writing signed by Bank. This Amendment shall not be more strictly construed against any one of the parties as compared to any other. This Amendment is not an agreement to any further or other amendment of the Note.

6. Ratification. In addition, Borrower hereby ratifies and reaffirms the continuing effectiveness of any and all other Loan Documents that may have been entered into in connection with the Note. This Amendment shall neither extinguish nor constitute a novation of the Note and/or the Indebtedness evidenced thereby.

7. No Defenses. Borrower acknowledges, confirms, and warrants to Bank that as of the date hereof Borrower has absolutely no defenses, claims, rights of set-off, or counterclaims against Bank under, arising out of, or in connection with, this Amendment, the Note, the Loan Documents and/or the individual advances under the Indebtedness, or against any of the indebtedness evidenced or secured thereby.

8. Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the transactions covered hereby, superseding all negotiations, prior discussions, and preliminary agreements made prior to the Amendment Effective Date, including but not limited to any term sheet, proposal, letter of intent, or commitment letter.

9. Severability. Each of the provisions contained in this Amendment shall be severable, and the unenforceability of one shall not affect the enforceability of any others or of the remainder of this Amendment.

10. Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.

11. Governing Law. The parties agree that the terms and provisions of this Amendment shall be governed by and construed in accordance with the laws applicable to Loan Documents as provided in the Note.

12. Expenses. Borrower shall promptly pay all out-of-pocket fees, costs, charges, expenses, and disbursements of Bank incurred in connection with the preparation, execution, and delivery of this Amendment, and the other documents contemplated by this Amendment. Borrower hereby authorizes Bank to charge any deposit or other account of Borrower maintained with Bank for reimbursement of any such fees, costs, charges, expenses, and disbursements.

13. WAIVER OF JURY TRIAL. THE PARTIES HEREBY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY AND ALL ACTIONS OR PROCEEDINGS (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) AT ANY TIME IN WHICH THEY ARE PARTIES ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT OR THE OTHER DOCUMENTS CONTEMPLATED HEREBY.

14. Counterparts / Electronic Signatures. This Amendment may be executed in one or more counterparts, and by separate parties on separate counterparts, all of which shall constitute one and the same agreement.  The signature of a party to any counterpart shall be sufficient to legally bind that party and the signature page(s) from any counterpart may be attached to any other counterpart in order to have a single document containing the signatures of all parties.  Copies of signature pages sent by facsimile or electronic mail shall be treated as manually signed originals and given full legal effect.  Any party delivering an executed counterpart by facsimile or electronic mail also shall deliver the manually executed counterpart, but the failure to do so shall not affect the validity, enforceability, and binding effect of this Amendment.

15. THIS WRITTEN LOAN AGREEMENT AND THE OTHER “LOAN AGREEMENTS” (AS DEFINED IN SECTION 26.02(A)(2) OF THE TEXAS BUSINESS & COMMERCE CODE, AS AMENDED) REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND THIS WRITTEN LOAN AGREEMENT AND THE OTHER WRITTEN LOAN AGREEMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(signature(s) on the following page(s))

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 to Master Revolving Note on the date set forth above.

BANK:		BORROWER:

Comerica Bank		Sensus Healthcare, Inc., a Delaware corporation

By:	/s/ Indira Rachel Maharaj - Doorgasingh	By:	/s/ Michael Sardano
Name:	Indira Rachel Maharaj - Doorgasingh	Name:	Michael Sardano
Title:	Senior Vice President	Title:	President

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